Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1/A (No. 333-252515) of Danimer Scientific, Inc. (f/k/a Live Oak Acquisition Corp.) of our report dated October 15, 2020, relating to the financial statements of Meredian Holdings Group, Inc. d/b/a Danimer Scientific, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Thomas Howell Ferguson P.A.

Tallahassee, Florida

February 16, 2021